Exhibit 24.3

OMNIBUS POWERS OF ATTORNEY

February 5, 2015

Each person whose signature appears below authorizes each of Thomas E. Moran, Celine Notin, Darren Byrka and Elaine Cusack or any of them as his or her attorney-in-fact and agent, acting individually with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the applicable registrants listed on Schedule A hereto, a Registration Statement on Form S-3 and any amendments, including post-effective amendments, with all the exhibits thereto, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

The granting of this power of attorney shall be governed by and construed in accordance with the laws of Luxembourg. This Power of Attorney be governed by the laws of Luxembourg and the Luxembourg Courts shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.

This power of attorney shall be in full force and effect from the date upon which this power of attorney is granted and shall extend for a term of three (3) years from the effective date of the Registration Statement. As from such date, it will cease to be effective and enforceable before third parties.

This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the date first written above.

/s/ Grégory Dujardin
Grégory Dujardin Acting as manager and authorized signatory of Eaton Controls (Luxembourg) S.à.r.l., Eaton Technologies (Luxembourg) S.à.r.l. and Cooper Offshore Holdings S.à r.l.

/s/ Bruno Lawaree
Bruno Lawaree
Acting as manager and authorized signatory of Eaton Controls (Luxembourg) S.à.r.l., Eaton Technologies (Luxembourg) S.à.r.l. and Cooper Offshore Holdings S.à r.l.

/s/ Johannes Vosman
Johannes Vosman
Acting as manager and authorized signatory of Eaton Controls (Luxembourg) S.à.r.l., Eaton Technologies (Luxembourg) S.à.r.l. and Cooper Offshore Holdings S.à r.l.

[Signature Page to Power of Attorney for Irish Entities]

Schedule A – Registrants

1.

Eaton Controls (Luxembourg) S.à r.l.

société à responsabilité limitée

Share Capital: USD 165,165,000.-

Registered office: 12, Rue Eugène Ruppert, L-2453

Luxembourg

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B 9145

2.

Eaton Technologies (Luxembourg) S.à r.l.

société à responsabilité limitée

Share Capital: USD 162,516,250.-

Registered office: 12, Rue Eugène Ruppert, L-2453

Luxembourg

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B 172.818

3.

Cooper Offshore Holdings S.à r.l.

société à responsabilité limitée

Share Capital: USD 20,000.-

Registered office: 12, Rue Eugène Ruppert, L-2453

Luxembourg

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B 183.444